Filed pursuant to Rule 424(b)(3)

Registration No. 333-229065

500,000 Shares of Common Stock

This prospectus relates to sale of up to 500,000 shares of common stock of ANDES 7 Inc. (the “Company”, or “Our”, “We”) by the Company pursuant to its Form S-1 filed on December 28, 2018 with an effective date of February 11, 2019. On February 10, 2020, the Company elected to extend its offering by two weeks.

The Company has offered the shares registered within its Form S-1 under a fixed price of $0.80 cents per shares, as set forth under “Plan of Distribution.”

The Company expected to raise up to $400,000 as per the maximum aggregate offering price in its prospectus. As of the date of this filing, we raised a total of $32,000. The Company had sold 40,000 shares of common stock to 6 investors.

As of the end of our Offering period, we sold a total of 40,000 common shares. We now have 120,140,000 common shares are currently issued and outstanding as of the date of this prospectus.

Our common stock is not listed on any public market or stock exchange and we have not yet filed, nor engaged any FINRA broker/dealer sponsor with respect to our 15c211.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SHARES OFFERED BY THIS PROSPECTUS.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2020

You may only rely on the information contained in this prospectus or incorporated herein by reference. We have not authorized anyone to provide you with information that differs from what is contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. However, it may not contain all of the information that is important to you. You should carefully read the entire prospectus, particularly the risks of investing in our securities discussed under “Risk Factors” and including the documents incorporated by reference before deciding to invest in our common stock.  The terms “ANDES 7,” “the Company,” “we,” “us,” or “our” in this prospectus refer to ANDES 7, Inc., unless the context suggests otherwise.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our subsidiaries that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “continue,” “estimate,” “project,” “intend,” or the negative of such terms or other similar expressions. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry developments, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. Many of these risks and uncertainties are set forth in the “Risk Factors” section of this prospectus and in our other filings with the Securities and Exchange Commission (the “Commission”). Should any of these factors or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

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Such factors include, but are not limited to, the following:

•	Our business is intensely competitive and our revenues are unpredictable as a small company.

We are a relatively new business having launched in 2015. We have derived our revenues from selling souvenirs, collectables and flag merchandise since our inception. We plan on acquiring land in northern Thailand and have signed agreements along with initial payment for the land but have not yet acquired full rights to the land. We compete with numerous entities that sell souvenirs in Thailand; however, we hold an exclusive right and license by the government of Thailand to sell souvenirs and collectables based on the “Largest Flag” of Thailand project.

•	We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us. The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the experience, knowledge, skill and expertise of our President and CEO Andrew Khor Poh Kiang. We are also in large part dependent on current CFO, Lee Kok Keing. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Andrew Khor Poh Kiang, our Chairman and Chief Executive Officer, due to his experience, history and knowledge of the leisure and real estate industry in South East Asia and his overall insight into our business direction. The loss or our failure to retain Mr. Khor, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on Mr. Khor or any of our officers and have no present plans to obtain this insurance.

•	The lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Our President, Chairman and CEO has no public company experience and under the Federal securities laws of the United States and rules and regulations of the U.S. Securities and Exchange Commission, which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

•	The loss of any of our executive officers could adversely affect our business.

We depend to a large extent on the efforts and continued employment of our executive officers, two of these officers are employed at other companies, and their other responsibilities could take precedence over their duties to us. The time Lee Kok Keing plans to devote to our business will primarily be based upon the financial accounting duties as CFO. We do not carry key man life insurance on any of our executive officers.

•	We are seeking additional funding to acquire full rights and ownership to land in Chiang Rai, Thailand. We cannot make any assurances that we will be successful in raising the required funds to execute our business plan.

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We are seeking to acquire 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand, within a Free Trade Zone designated area to develop a leisure and tourist destination designed for both local and foreign tourists. The land acquisition costs are expected to cost over an estimated $6 million USD, while the construction of the flagpole, mall, office building complex, hotel, spiritual center and shops are expected to cost $120 million USD.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

OUR COMPANY

ANDES 7 Inc. was incorporated in the State of Delaware on July 27, 2015. ANDES 7 Inc. was formed as a vehicle to pursue a business combination with an operating company that would have perceived benefits of becoming a publicly traded corporation. Abina Co. Ltd (“Abina”) was incorporated in Thailand on August 3, 2015 and has since then operated a diverse business involved in investments in hotels, resorts, and commercial property. The Company had directed its efforts by the end of 2015 to develop the tallest and largest flagpole in the world in the Chiang Saen District of Chiang Rai, Thailand with measurements of 42 meters in height and 63 meters in length. It was since awarded with the prestigious honor of being the largest flag in Thailand by the Guinness Book of World Records. The flag pole itself is pending development along with a park and concession area for tourists primarily from China.

Abina has secured the exclusive right and license with the local and state government of Thailand for the development of the “tallest flagpole and largest flag” in the world to be a landmark destination in Thailand and to attract, promote local and foreign tourism primarily from China. Having a long history of being ruled by kings, Abina believes that Thailand is a country deep rooted with patriotism and loyalty to their king and national flag. With this belief, under Abina’s license, the Thai government mandated that each citizen must purchase a flag and or souvenirs from the collection of ANDES 7 souvenirs. ANDES 7 intend to promote and sell its souvenir products and flags through souvenir shops and cafes in major cities throughout Thailand.

Following the merger, the Company is planning a full leisure and tourist destination in Chiang Rai, Thailand with agreements with the Thai government as its exclusive authorized merchandising, souvenir and collectables retailer for the Thai flag, and to offer religious merchandise, retail shops, cafes, and build other real estate projects. The Company is seeking to develop a fully integrated hotel and entertainment center in the Chiang Saen District of Chiang Rai, Thailand that will include souvenir shops, a hotel, office buildings, several malls, and a resort entertainment center catering to both local and foreign tourists primarily from China.

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ANDES 7 Inc. is a smaller reporting company under SEC Rule 405 because it is currently not trading, has a public float of zero and annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.  As a smaller reporting company, pursuant to Rule 8-01 of Regulation S- X, the Company is only required to produce financial statements as follows: (a) audited balance sheet as of the end of each of the most recent two fiscal years, or as of a date within 135 days if the issuer has existed for a period of less than one fiscal year, (b) audited statements of income, cash flows and changes in stockholders' equity for each of the two fiscal years preceding the date of the most recent audited balance sheet (or such shorter period as the registrant has been in business), and (c) interim reviewed financial statements for the current period if the filing is more than 135 days after the end of your fiscal year.  Any and all amendments shall include updated interim or audited financial statements if the financial statements in the prior filing are more than 135 days old.

The Project

The Company seeks to acquire full rights and ownership in 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand within a Free Trade Zone designated area to develop a leisure and tourist destination designed for both local and foreign tourists. The Company believes that this area holds beneficial value based on the “One Belt, One Road” initiative or “OBOR”. Announced by the Chinese government in 2013, OBOR is a development strategy by the Chinese government which focuses on connectivity and cooperation between Europe, Africa, China and Southeast Asia. The OBOR initiative is designed to increase the flow of trade, aimed at building new infrastructure, and increasing cultural exchanges.

We are seeking to acquire 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand, within a Free Trade Zone designated area to develop a leisure and tourist destination designed for both local and foreign tourists.

The project and acquisition costs are expected to cost over an estimated $6 million USD, while the construction of the flagpole, mall, office building complex, hotel, spiritual center and shops are expected to cost $120 million USD.As of the date of this Current Report, the Company has paid 5 million Thai Baht, or $159,000 in US dollars and owes a balance of 195 million Thai Baht, or $6,228,300 in US dollars (at today’s exchange rates) for the land in Chiang Rai, Thailand due by December 15, 2020.The Company seeks to develop a destination site for locals and foreign tourists by establishing a “100 Years Café” coffee shop and souvenir shops that celebrate over 100 years of the Thai flag.

We cannot make any assurances that we will be successful with our capital raising plans to execute our business plan. We have already extended our financial commitment by three years and may not be able to further extend this commitment, and if we do, may not be able to do so with favorable terms.

The Café land purchase was made for 12,000,000 Thai Baht from Prathan Inseeyong. As of the date of this filing, 6,000,000 Thai Baht was extended via contract to be paid by December 20, 2020.

The Company has secured an exclusive license by the government of Thailand to promote, market, and sell souvenirs and collectable products based on the Thai largest flag in Chiang Rai, Thailand. Currently, the Company has created the flag portion of the tallest flagpole and largest flag project but not the flagpole itself. The flagpole is currently under production by an American company and expected to be delivered by 2019. The flag portion measuring 42 meters in height and 63 meters in length was given honors and recognition by the Guinness Book of World Records on November 30, 2016.

The Area

The Company is seeking to fully acquire and develop 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand. Chiang Rai is located in northern Thailand near the borders of Laos and Myanmar (formerly Burma). The area is known as a cultural center with attractions and parks with night bazaar markets and many Buddhist temples. In previous years, Chiang Rai has been known as the “Golden Triangle” which it is still called. The Golden Triangle is the area which meaning comes from the proximity to Laos, Myanmar and Thailand.

Other notable tourist attractions in the area are royal temples that once housed the Emerald Buddha, a jade structure which was replaced with a replica. There are also 100 Khmer (Cambodian) style pillars and temples. In addition, there are historic museums and cultural parks in the area.

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The Thai Flag

The Company had directed its efforts by the end of 2015 to develop the tallest and largest flagpole in the world in the Chiang Saen District of Chiang Rai, Thailand. It was since awarded with the prestigious honor of being the largest flag in Thailand by the Guinness Book of World Records. The flag pole itself is pending development along with a park and concession area for tourists primarily from China.

The flag of Thailand plays a significant role in the Company’s plans to expand its business plan. The flag of Thailand has been the same without change from September 28, 1917 to present, or for over 100 years. To celebrate this fact, the Company has merchandise with the “100 Years” labeling on t-shirts, banners, flags, and other collectables. The people of Thailand are strongly supportive and proud of their country and flag. The national flag is seen on display in many places within the country. The colors of the flag represent three important items to the Thai people, red is said to represent the people and the blood which was shed to keep the country independent, the white represents religion or the purity of Buddhism and the blue represents the monarchy in Thailand.

The Tourism Industry

According to the World Travel & Tourism Council, 20.6% of the GDP, (or $82.5 billion USD) of Thailand in 2016 was from tourism. The World Travel & Tourism Council anticipates that by 2027, 31.7% (or $169.9 billion USD) of GDP will be from tourism. The majority of tourists are from other South East Asian countries or ASEAN (Association of South East Nations), followed by China and Europe. The Company believes that with new infrastructure being commissioned and built by both the Thai government and China through its OBOR initiative, is likely to have an impact on tourism in Thailand. In early 2018, the Thai government approved a high speed rail project that would connect major cities in southern Thailand to the north. According to Reuters, in 2016, Thailand had 33 million foreign tourists visiting Thailand, and Bangkok in particular with Chinese tourists comprising over 26% of that figure. Additionally, according to Mastercard Index of Global Destination Cities, in 2016, Bangkok was the world’s top destination beating 132 cities worldwide, such as London, Paris and Dubai. Thailand earned $71.4 billion in 2017 from tourist revenue which was higher by 11% percent from 2015. The Tourism Authority of Thailand attributes the increase in travel to Thailand to the increased demand from short haul markets during school holidays, heavy interest from the China market, and continued development of long haul markets in Europe, the United States and Russia.

Patents and Proprietary Rights

The Company has no patents and no intentions at this time to apply for any patents. The Company however, may choose to file for trademarks upon development of its project in Chiang Saen District of Chiang Raito protect its intellectual property.

Employees

As of December 31, 2019, we had a total of 11 employees all of which are in management and administration. We are not subject to any collective bargaining agreement and we believe that our relationships with our employees are good.

The Offering

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 5,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We presently have One Hundred and Twenty Million, One Hundred Thousand, (120,100,000) shares of Common Stock outstanding and 500,000 shares of Series A Preferred Stock issued and outstanding. After completion of our offering, we will have One Hundred and Twenty Million, Six Hundred Thousand, (120,600,000) shares of Common Stock outstanding. Through this offering we will register a total of 500,000 shares. These shares represent 500,000 shares of common stock to be issued by us. The price at which we, the company, offer these shares is at a fixed price of $0.80 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

 *We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

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Securities being offered by the Company

500,000 shares of common stock, at a fixed price of $0.80 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.80 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	120,100,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	120,600,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.80.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of Proceeds	We intend to use the net proceeds for purchase of inventory, development of our tourism campaign, information systems and working capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President, Chief Executive Officer, and Chairman of the Board, Andrew Khor Poh Kiang and our Chief Financial Officer and Secretary, Lee Kok Keing will sell the 500,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $48.48.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Our officers and director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer and Chairman of the Board, Andrew Khor Poh Kiang will own approximately 45% of the voting power of our outstanding capital stock and his wife, Manichan Khor, a non-officer of the registrant will own approximately 46%.

On February 10, 2020, the Company elected to extend its offering by two weeks. As of the end of our Offering period, we sold a total of 40,000 common shares to 6 investors. We now have 120,140,000 common shares are currently issued and outstanding as of the date of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the following risk factors as well as the risks described in our most recent Annual Report on Form 10-K, as amended, or any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our business is intensely competitive and our revenues are unpredictable as a small company.

We are a relatively new business having launched in 2015. We have derived our revenues from selling souvenirs, collectables and flag merchandise since our inception. We plan on acquiring land in northern Thailand and have signed agreements along with initial payment for the land but have not yet acquired full rights to the land. We compete with numerous entities that sell souvenirs in Thailand; however, we hold an exclusive right and license by the government of Thailand to sell souvenirs and collectables based on the “Largest Flag” of Thailand project.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the experience, knowledge, skill and expertise of our President and CEO Andrew Khor Poh Kiang. We are also in large part dependent on current CFO, Lee Kok Keing. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Andrew Khor Poh Kiang, our Chairman and Chief Executive Officer, due to his experience, history and knowledge of the leisure and real estate industry in South East Asia and his overall insight into our business direction. The loss or our failure to retain Mr. Khor, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on Mr. Khor or any of our officers and have no present plans to obtain this insurance.  See “Management.”

The lack of public company experience of our management team may put us at a competitive disadvantage.

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As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Our President, Chairman and CEO has no public company experience and under the Federal securities laws of the United States and rules and regulations of the U.S. Securities and Exchange Commission, which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

The loss of any of our executive officers could adversely affect our business.

We depend to a large extent on the efforts and continued employment of our executive officers, two of these officers are employed at other companies, and their other responsibilities could take precedence over their duties to us. The time Lee Kok Keing plans to devote to our business will primarily be based upon the financial accounting duties as CFO. We do not carry key man life insurance on any of our executive officers.

We are seeking additional funding to acquire full rights and ownership to land in Chiang Rai, Thailand. We cannot make any assurances that we will be successful in raising the required funds to execute our business plan.

We are seeking to acquire 126 hectares of land in the Chiang Saen District of Chiang Rai, Thailand, within a Free Trade Zone designated area to develop a leisure and tourist destination designed for both local and foreign tourists.

The project and acquisition costs are expected to cost over an estimated $6 million USD, while the construction of the flagpole, mall, office building complex, hotel, spiritual center and shops are expected to cost $120 million USD.As of the date of this Current Report, the Company has paid 5 million Thai Baht, or $159,000 in US dollars and owes a balance of 195 million Thai Baht, or $6,228,300 in US dollars (at today’s exchange rates) for the land in Chiang Rai, Thailand due by December 15, 2020.The Company seeks to develop a destination site for locals and foreign tourists by establishing a “100 Years Café” coffee shop and souvenir shops that celebrate over 100 years of the Thai flag.

We cannot make any assurances that we will be successful with our capital raising plans to execute our business plan. We have already extended our financial commitment by three years and may not be able to further extend this commitment, and if we do, may not be able to do so with favorable terms

The Café land purchase was made for 12,000,000 Thai Baht from Prathan Inseeyong. As of the date of this filing, 6,000,000 Thai Baht was extended via contract to be paid by December 20, 2020.

 If we are successful in acquiring full rights to our proposed land, competition from other real estate or related leisure companies could result in a decrease our business and a decrease in our financial performance.

Once engaged in our operations, we will operate in the highly competitive industry. Many of our potential competitors will likely include larger multinational companies, domestic real estate companies with multiple leisure projects, hotels and attractions have existed longer and have larger customer bases, greater brand recognition and significantly greater financial, marketing, personnel, technical and other resources than we do. In addition, many of these competitors may be able to devote significantly greater resources to:

•                        research and development of new projects

•                        attracting and retaining key employees;

•                        maintaining a large budget for marketing and promotional expenses

Our business plan relies on certain actions and events to occur that we have no control over.

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We are completely dependent on the continued actions and events from parties we have no control over. Our business plan relies heavily on the condition that China continues to move forward implementing its OBOR initiative and brings additional roads and highways through Thailand. In addition, we are also relying on the Thai government to continue to build out its own domestic high speed rail network to bring additional tourists to northern Thailand. We have no influence, power or ability to determine if these projects by the Chinese government or the Thai government will continue or be successful. If these projects are not completed and do not produce the desired results, our business plan may not be fully implemented and we will likely experience adverse results.

Our management does not presently draw an annual salary or bonus.

Our management has not taken an annual salary or bonus for work provided towards the Company’s effort to develop its business plan. We plan to initiate reasonable salary and bonuses for our officers and directors in the future when our financial conditions improve and we make successful milestones towards our business plan.

Risks Related To Us Doing Business in Thailand

The risk of corruption in Thailand is high.

Our operations are located in Thailand and we have open communications and a favorable working relationship with the Thai government, however, risk of government corruption in Thailand is high. While Thailand has the legal framework and range of institutions to counter corruption, companies may regularly encounter bribery or other corrupt practices. Public services, land administration, the judicial system, tax administration, customs administration, public procurement, and natural resources are main points of government corruption. According to Transparency International, Thailand ranks 96 up from 101 in 2017 in its annual corruption index. Thailand improved its ranking as determined by its progress towards democracy and market freedom. We cannot assure you that we will not encounter corrupt practices in our dealings with the government and if we are met with disruption, our legal recourse may be limited against the government.

All of our revenues come from operations in Thailand which may affect financial results in U.S. dollar terms and could negatively impact our financial results.

All of our revenues come from Thailand and we are paid in Thai Baht. We expect this to continue as we execute our business plan to develop land in Thailand. We have no system in place to combat currency risk and may be affected negatively if the Thai Baht experiences any dramatic currency movements.

Contract drafting, interpretation and enforcement in Thailand involve significant uncertainty.

We have entered into numerous contracts governed by Thailand law, many of which are material to our business. As compared with contracts in the United States, contracts governed by Thai law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in Thailand are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in Thailand is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

RISKS RELATED TO OUR COMMON STOCK

 We are an “emerging growth company” and we have elected to comply with certain reduced reporting and disclosure requirements which could make our common stock less attractive to investors.

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We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”). For as long as we continue to be an emerging growth company, we have elected to take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus. As a result of these reduced reporting and disclosure requirements our financial statements may not be comparable to SEC registrants not classified as emerging growth companies. We may be an emerging growth company for up to five years following the first sale of our equity securities in a public offering, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would immediately cease to be an emerging growth company. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act.  We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other SEC registrants that are not emerging growth companies.

Investors may find our common stock less attractive as a result of our election to utilize these exemptions, which could result in a less active trading market for our common stock and/or the market price of our common stock may be more volatile.

Our stock price may be volatile or may decline regardless of our operating performance and the price of our common stock may fluctuate significantly.

If and when our shares begin trading, the market price of our shares is likely to be volatile, in part because our shares have not been traded publicly. Additionally, the market price for our shares may fluctuate significantly in response to a number of factors, most of which are beyond our control, including:

•	Competition from other projects that may be similar to ours

•	Changes in government regulations in Thailand

•	The economic outlook for the tourism industry in Thailand

•	Changes in key management

•	Actions and announcements by us or our competitors

•	Changes in our operating performance and market valuation for other similar companies

•	Investor’s perceptions of our prospects and the prospects of the Thai tourist industry
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•	The public’s response to press releases by us or other similar companies, including our filings with the SEC

•	Financial guidance to the extent we offer such

•	Changes in financial statements or ratings by independent third party securities analysts

•	The development of our stock over time

•	Future sales of our common stock by our officers, directors or significant stockholders

•	Changes in accounting principles affecting our financial reporting

These and other unknown factors may lower the market price for our common stock, regardless of our actual operating performance. The stock markets and trading facilities, including the OTC Bulletin Board have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities in many companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of intense market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business operations.

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by former shell companies.

Under a regulation of the U.S. Securities and Exchange Commission (“SEC”) known as “Rule 144”, a person who has beneficially owned restricted shares of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such a person has held the restricted shares for a prescribed period, which is 6 months or 1 year, depending on various factors. The SEC defines a shell company as a company that as (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and other nominal assets. Until the merger, we were a shell company.

•	The SEC has provided an exemption to this unavailability if and for as long as the following conditions are met:

•	The issuer of the securities that was formerly a shell company, has ceased to be a shell company

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act

•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

The purpose of this filing on Form 8-K is to provide updated “Form 10 Information” about the plans of the Company going forward, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be difficult for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our company, our stock price and trading volume could suffer.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Thailand based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in Thailand. Andrew Khor Poh Kiang, our President, Chief Executive Officer and Chairman of the Board is a Malay citizen residing in Thailand, his wife, Manichan Khor is a Thai citizen. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Thailand upon these persons. In addition, uncertainty exists as to whether the courts of Thailand would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Thailand against us or such persons predicated upon the securities laws of the United States or any state thereof.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we will be required to evaluate our internal controls over financial reporting. We may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

Andrew Khor Poh Kiang, who serves as our President, CEO and Chairman and his wife, Manichan Khor control the majority of our company and holds additional control through Series A convertible preferred stock.

Mr. Khor and his wife, Manichan Khor are mutual beneficial owners of the majority of ANDES 7 Inc. Through their majority ownership, they are entitled to vote and exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market price.

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The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Sarbanes-Oxley Act of 2002 (“SOX”).  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. SOX requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting.  Our Chief Executive Officer and Chief Accounting Officer need to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to develop and implement appropriate internal controls and reporting procedures.  As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of SOX requires annual management assessments of the effectiveness of our internal control over financial reporting.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies.  If we are unable to comply with the internal controls requirements of SOX, then we may not be able to obtain the independent account certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to be quoted or our ability to list our shares on any national securities exchange.

Penny Stock Consideration

Our shares likely will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

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•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

 Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Upon the effectiveness of the Company’s contemplated registration statement, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have not engaged in any discussions with a FINRA Market Maker to file our application on Form 211 with FINRA at this time.

Quantitative and Qualitative Disclosures about Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We have no current controls in place to monitor any hedging activities. We do not have any significant borrowings and, consequently, we are not affected by changes in market interest rates, however, all of our sales are outside the United States, all of our sales are settled with Thai Baht currency, and, consequently, we believe that our exposure to interest rate risk and foreign currency exchange rate changes may be material to our financial condition or results of operations.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.80. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $400,000 as anticipated.

If 500,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$50,000
Development of Tourism	$25,000
Information Systems	$25,000
Working Capital	$100,000
TOTAL	$200,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$50,000
Development of Tourism	$25,000
Information Systems	$25,000
Working Capital	$100,000
TOTAL	$200,000

If 370,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$100,000
TOTAL	$150,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$100,000
TOTAL	$150,000

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If 250,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$50,000
TOTAL	$100,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$20,000
Development of Tourism	$20,000
Information Systems	$10,000
Working Capital	$50,000
TOTAL	$100,000

If 125,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$10,000
Development of Tourism	$10,000
Information Systems	$5,000
Working Capital	$25,000
TOTAL	$50,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase of inventory	$10,000
Development of Tourism	$10,000
Information Systems	$5,000
Working Capital	$25,000
TOTAL	$50,000

The above figures represent only estimated costs for the next 24 months. If necessary, Andrew Khor Poh Kiang, our President, Chief Executive Officer and Chairman of the Board, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the Over-the-Counter Bulletin Board (“OTCBB”) when/if our common stock becomes eligible for trading on the OTCBB. Andrew Khor Poh Kiang, our President, Chief Executive Officer and Chairman of the Board will not be repaid from the proceeds of this offering by the Company. There is no due date for the repayment of the funds advanced by Andrew Khor Poh Kiang. Mr. Kiang will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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PLAN OF DISTRIBUTION

ANDES 7, Inc. has 120,100,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 500,000 shares of its common stock for sale at the price of $0.80 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

In connection with the Company’s selling efforts in the offering, Andrew Khor Poh Kiang and Lee Kok Keing will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Kiang nor Mr. Keing is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kiang nor Mr. Keing will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kiang nor Mr. Keing are not, nor have they been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kiang and Mr. Keing will both continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kiang and Mr. Keing will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Kiang and Mr. Keing will solicit potential investors directly and in person, through their respective large network of friends, family and business associates.

ANDES 7, Inc. will receive all proceeds from the sale of the 500,000 shares being offered. The price per share is fixed at $0.80 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have not engaged any broker dealer to file our Form 15c211 application and there can be no assurance that any broker dealer will be successful in filing the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.80 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which ANDES 7, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

ANDES 7, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our officers and director, Andrew Khor Poh Kiang and Lee Kok Keing will offer and sell the shares, offered hereby. They are aware that they are required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Darian B, Andersen of General Counsel P.C., 1015 Waterwood Parkway, Suite G-A1, Edmond, Oklahoma 73034 has rendered its opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (405) 330 2235; Fax: (405) 330 2236.

EXPERTS

Darian B, Andersen of General Counsel P.C., 1015 Waterwood Parkway, Suite G-A1, Edmond, Oklahoma 73034 has rendered its opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (405) 330 2235; Fax: (405) 330 2236.

De Leon & Company, P.A., 510 NW 159th Lane, Pembroke Pines, Florida 33028, our former independent registered public accountant, had audited our financial statements included in our prospectus and registration statement to the extent and for the periods set forth in their audit report. De Leon & Company, P.A., has presented its report with respect to our audited financial statements. BF Borgers CPA PC ("Borgers") was engaged on December 7, 2018 and has been our independent principal accountant.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to register the securities offered by our prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on June 6, 2019.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2019 and September 30, 2019, filed June 18, 2019, and August 19, 2019 and November 14, 2019, respectively;

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Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide, without charge, each person to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents).  Requests should be directed to ANDES 7 Inc, 424 Clay Street, Lower Level, San Francisco, CA 94111, 415 463 7827.

INDEMNIFICATION OF DIRECTORS AND OFFICERS FOR SECURITIES ACT LIABILITIES

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

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Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant's Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant's Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.

500,000 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does not offer to sell nor does it solicit to buy any shares of common stock in any jurisdiction where it is unlawful.  The information in this prospectus is current as of March 20, 2020.

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